EXHIBIT 10.11

                        FISCAL 1998 EXECUTIVE BONUS PLAN

PLAN
*Company bonus plan is based on earnings before tax.

*Bonus plan consists of the following levels:

                           Earnings Before Tax       EBT %
         Lower Level:      $4,900,000                7.0%
         Middle Level:     $5,568,000                7.4%
         Higher Level:     $6,076,000                7.6%


ELIGIBILITY


                   1998       1998       1998       % of
                  Lower      Middle     Higher     Total

John            $ 45,000   $135,000   $225,000      30.0%

Dave            $ 25,000   $ 75,000   $125,000      16.7%

Bob             $ 30,000   $ 90,000   $150,000      20.0%

Susan           $ 25,000   $ 75,000   $125,000      16.7%

Kent            $ 25,000   $ 75,000   $125,000      16.7%
                --------   --------   --------     -----

TOTALS          $150,000   $450,000   $750,000     100.0%


BONUS CALCULATIONS
*If earnings before tax and EBT % goals are met, appropriate bonus dollars will be paid. If only one of these goals are met, it will be the discretion of the Board how the bonus will be paid out.

*If earnings before tax fall between the lower level and the higher level, bonus dollars will be pro-rated accordingly.

CRITERIA
*All participants will have objectives/goals established for them to achieve. *Individual achievement of objectives, as judged by the Compensation Committee, will determine bonus payments.